EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

ENDORSEMENT APPLICABLE TO CONTRACT CONTINUATION AND ITS EFFECT ON

AN OPTIONAL BENEFIT RIDER

This Endorsement is part of your Contract, and the same definitions apply to the capitalized terms used herein. All other terms and conditions of your Contract remain unchanged. In this Endorsement, “we”, “our” and “us” mean Equitable Financial Life Insurance Company and “you” and “your” mean the Owner.

The Effective Date of this Endorsement is your Contract Date.

Under any of the following circumstances, if you die before the Contract Maturity Date, the Death Benefit described in Section [7.02] of the Contract, if applicable, will not be paid in a single sum and the Contract will continue as described in the “Payment Upon Death Section” in the Endorsement Applicable to [Non-Qualified/Traditional IRA/Roth IRA/SEP-IRA] Contracts (as applicable), and as supplemented herein in Sections I through III below, whichever is applicable.

Effect of Death on your Return of Premium Guaranteed Minimum Death Benefit

(“ROP DB”) Rider

Applicable to Non-Qualified Contracts only:

I.        Single Owner Contract with a Non-Spousal Beneficiary(ies)

If the Beneficiary chooses to continue the Contract upon the death of the original Owner as described in the Endorsement Applicable to the Non-Qualified Contracts, the ROP DB Rider terminates, and any applicable charge will no longer apply as of the [Payment Transaction Date].

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II.        Single Owner Contract with a Sole Spousal Beneficiary - Spousal Continuation

If the surviving spouse chooses to continue the Contract upon the death of the [original] Owner, the surviving spouse may continue the Contract with the ROP DB Rider if:

(a)	Spousal continuation of the Contract was not previously elected by the spouse of an Owner; and

(b)	The surviving spouse is age [75] or younger as of the [Payment Transaction Date].

If the surviving spouse meets all the conditions set forth above, the following rules apply as of the [Payment Transaction Date], unless otherwise stated:

(1)	The ROP DB Rider will continue until the Contract Date Anniversary following the surviving spouse’s [98th] birthday.

(2)

The Annuity Account Value (“AAV”) of the Contract will be reset to equal the greater of (i) the ROP DB amount as described in the ROP DB Rider or (ii) the AAV. Any additional amount will be added to the AAV in accordance with the current allocation instructions on file. If the AAV is greater than the ROP DB amount, we do not reset the ROP DB for the surviving spouse.

If the surviving spouse is age [76] or older as of the [Payment Transaction Date], both the Contract and Rider terminate, and any applicable charge will no longer apply as of the [Payment Transaction Date]. We will pay the surviving spouse the greater of: (i) the AAV or (ii) the ROP DB amount as of the [Payment Transaction Date].

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Applicable to Non-Qualified Contracts only:

III.        Joint Owner Contract - Spousal Continuation

(A)	Death of the First Spouse

If the surviving spouse chooses to continue the Contract upon the death of the original first Owner, the surviving spouse may continue the Contract with the ROP DB Rider if:

(a)	Spousal continuation of the Contract was not previously elected by the spouse of an Owner;

(b)	The surviving spouse is age [98] or younger as of the [Payment Transaction Date].

If the surviving spouse meets all the conditions set forth above, the following rules apply as of the [Payment Transaction Date], unless otherwise stated:

1)	The ROP DB Rider will continue until the Contract Date Anniversary following the surviving spouse’s [98th] birthday.

2)	All withdrawals will reduce the ROP DB amount pro-rata.

(B)	Death of the Second Spouse

Upon the death of the original second Owner, both the Contract and Rider terminate, and any applicable charge will no longer apply as of the [Payment Transaction Date]. We will pay the Beneficiary the greater of: (i) the AAV or (ii) the ROP DB amount as of the [Payment Transaction Date].

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY

[	[

Mark Pearson,	Dave S. Hattem,
Chief Executive Officer]	Senior Executive Director, General Counsel and Secretary]

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